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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement No. 333-121443 and No. 333-134389 on Form S-8 and No. 333-134415 on Form S-3 of our report, dated February 26, 2008, relating to the consolidated financial statements of Interline Brands, Inc., a Delaware corporation, and its subsidiaries and the effectiveness of Interline Brands, Inc.'s internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Statement No. 123 (revised 2004), Share-Based Payment, and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109), appearing in this Annual Report on Form 10-K of Interline Brands, Inc. for the year ended December 28, 2007.

Jacksonville, Florida
February 26, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM